UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

Vir Biotechnology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39083	81-2730369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900
San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 906-4324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2026, Vir Biotechnology, Inc. (Vir Bio) entered into an underwriting agreement (the Underwriting Agreement) with Goldman Sachs & Co. LLC, Leerink Partners LLC, Evercore Group L.L.C. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto (the Underwriters), dated February 25, 2026, in connection with the offer and sale by Vir Bio of 17,647,059 shares of common stock of Vir Bio, par value $0.0001 per share (Common Stock), at a price to the public of $8.50 per share (the Offering).

Pursuant to the terms of the Underwriting Agreement, Vir Bio granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,647,058 shares of Common Stock at the public offering price, which the Underwriters exercised in full on February 26, 2026.

On February 27, 2026, the Offering closed, and Vir Bio completed the sale and issuance of an aggregate of 20,294,117 shares of Common Stock. Vir Bio received aggregate gross proceeds from the Offering of approximately $172.5 million, before deducting underwriting discounts and commissions and estimated Offering expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: March 2, 2026	By:	/s/ Jason O’Byrne
Jason O’Byrne, MBA Executive Vice President and Chief Financial Officer